Exhibit 10.24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [****].

CONTRACT FOR SALE AND PURCHASE

THIS CONTRACT FOR SALE AND PURCHASE (hereinafter, the “Contract”) is entered into by and between CRISP39 – 4 LLC, a Florida limited liability company, and LHC14 Old DeLand LLC, a Delaware limited liability company (jointly and severally, collectively, “Seller”), and TLO 12 SunGate, LLC, a Delaware limited liability company (“Buyer”).

1.The Portfolio.
(a)Buyer agrees to buy and Seller agrees to sell approximately 856 acres of certain real property located in the City of Daytona Beach (the “City”), Volusia County, Florida (the “County”), more particularly described on Exhibit A attached hereto and by this reference made a part hereof (each a “Property” and, collectively, the “Portfolio”), subject to the terms and conditions of this Contract.
2.Purchase Price.
(a)The purchase price for the Portfolio shall be SIX MILLION SEVEN HUNDRED FIFTY-NINE THOUSAND AND NO/100 DOLLARS ($6,759,000.00) (the “Purchase Price”).
(b)Buyer shall be responsible to pay all costs and expenses for any permits Buyer is required to obtain to develop a Property or the Portfolio that are issued by St. Johns River Water Management District (“SJRWMD”) or the U.S. Army Corps of Engineers (“ACOE”).  If Buyer wishes to apply for permission to remove any wetlands on the Portfolio before Closing (as defined in Paragraph 9 below), Buyer shall bear any costs and expenses related thereto, including

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all mitigation costs and expenses (including those under Paragraph 2(c) below) required to comply with the terms of such permit.
(i)[****].
(c)[****].
3.Deposit.  Buyer has deposited the sum of [****] (including any interest earned thereon, the “Deposit”) with [****] (the “Escrow Agent”), to be held in escrow pursuant to the terms of this Contract.  The Deposit (as hereinafter defined) is refundable to Buyer pursuant to the terms of this Contract.  The Escrow Agent shall provide Buyer and Seller with a written receipt for any Deposit held under this Contract.  Any Deposit paid to Escrow Agent shall be placed in an interest-bearing account using Buyer’s tax identification number, which Buyer shall provide to Escrow Agent.  Failure by Buyer to pay any Deposit required under this Contract by the time specified herein shall be a default under this Contract.  If this Contract is not terminated by Buyer prior to the expiration of the Inspection Period, the Deposit shall, subject to the provisions of this Contract, become non-refundable to Buyer and fully at risk.
4.Inspection Period.
(a)Notwithstanding any other provision of this Contract to the contrary, Buyer and Seller agree that Buyer shall have an inspection period (the “Inspection Period”), commencing on the Effective Date and expiring on [****], within which to inspect and investigate all aspects of the Portfolio (including, but not limited to, applicable zoning, comprehensive land use designations, concurrency requirements, applicable statutes, ordinances and regulations, availability and capacity of all utilities necessary to serve the Portfolio, wetland issues, survey and environmental matters and subsurface conditions); provided, however, if Buyer does not terminate this Contract prior to the expiration of the Inspection Period, Buyer may continue such inspection

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and investigation after the expiration of the Inspection Period. Buyer shall have the right, in its sole and absolute discretion, to terminate this Contract at any time during the Inspection Period upon giving Seller written notice of Buyer’s election to terminate this Contract (a “Termination Notice”).  Upon giving such Termination Notice, all rights and obligations of the parties hereunder, except for those which expressly survive the termination of this Contract, shall terminate and this Contract shall be null and void.  Upon receipt of a copy of the Termination Notice, the Escrow Agent shall disburse the Deposit to Buyer, subject to the provisions of Paragraph 5(b) below.
(b)If Buyer fails to terminate this Contract properly before the expiration of the Inspection Period, Buyer shall be deemed to have waived this Paragraph 4 and Buyer shall be obligated to close this transaction subject to all other terms and conditions of this Contract.
(c)[****].
5.Existing Portfolio Information and Right of Entry.
(a)Seller has provided to Buyer any copies of surveys including any wetlands jurisdictional surveys, topographical data, engineering and environmental reports, drawings and plans, and any other material information relating to  the use and development of each Property in the possession or control of Seller, to the extent any of the same exist or are in Seller’s possession or control (the reference to such information herein does not imply, or constitute a representation, that Seller has any of the same) (“Seller’s Due Diligence Materials”).  Buyer and its authorized agents, employees and contractors shall have the right to enter upon each Property for the purpose of reasonable inspections and non-invasive testing of each Property incident to Buyer’s Inspection Period, design work and obtaining development approvals.  Buyer may not conduct invasive testing/Phase 2 environmental testing without Seller’s prior written consent, which consent may be granted or withheld in Seller’s sole discretion; [****]. In connection with the foregoing right

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of entry, Buyer agrees to, and shall indemnify and hold Seller harmless from any claim, liability, loss or damage occasioned by any act or omission of Buyer or Buyer’s employees, agents or contractors.  Buyer represents, warrants and agrees that, in making any physical or environmental inspections of any Property, Buyer or Buyer’s agents will carry not less than TWO MILLION DOLLARS ($2,000,000.00) in the aggregate, ONE MILLION DOLLARS ($1,000,000.00) per incident, comprehensive general liability insurance with contractual liability endorsement which insures Buyer’s indemnity obligations hereunder.  Upon request of Seller, Buyer will provide Seller with written evidence of same and/or provide Seller with a certificate of insurance naming Seller as an additional insured.  Any entry upon any Property for the taking of test samples shall be done in material compliance with industry standards and all such samples shall be properly disposed of by Buyer in compliance with all applicable laws, all at Buyer’s expense.
(b)Seller’s Due Diligence Materials contain copies of any agricultural leases or any land management that affect the Portfolio. During the Inspection Period, Buyer shall determine if it chooses to assume same at Closing, or if it elects to have Seller terminate same prior to Closing, at Seller’s sole cost and expense.
(c)If Buyer terminates this Contract in accordance with any of its terms, Buyer shall: (1) restore each Property to substantially the same condition that existed prior to Buyer’s entry on such Property; (2) promptly return Seller’s Due Diligence Materials to Seller as well as all tests, inspections, studies, reports, engineering data, plats, governmental submissions, or other data Buyer has completed and in Buyer’s possession as to the Portfolio (“Buyer’s Due Diligence Reports”) which Seller may use at its own risk; provided, however, Buyer may retain copies of Buyer’s Due Diligence Reports in accordance with its document retention policies and due to automatic archiving and back-up procedures and shall not be required to provide to Seller any

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confidential or attorney-client privileged information; (3) notify its relevant professionals and consultants of such termination and authorize them to release Buyer’s Due Diligence Reports to Seller for Seller’s use; and (4) at Seller’s option, use commercially reasonable efforts to transfer or assign, to the extent transferable or assignable, any permits, permit applications, zoning requests, or other such petitions or applications which have been obtained by Buyer regarding a Property.  Any release of the Deposit to Buyer shall be subject to Buyer providing to Seller a statement from an officer of Buyer certifying that Buyer has complied with the foregoing sentence.
6.Title.
(a)Within two (2) days after the Effective Date, Seller shall order, at Seller’s expense, a title insurance commitment (“Commitment”) for a title insurance policy on each Property, issued by an agent for a nationally recognized title insurance company (“Title Company”).  The Commitment shall also include legible copies of all documents referred to on the Commitment as affecting each Property.  The Commitment shall agree to issue to Buyer a title insurance policy (ALTA Form with Florida revisions), in the amount of the Purchase Price allocated to each Property, insuring Buyer’s title to such Property to be conveyed hereunder, subject only to those exceptions accepted by Buyer expressly referenced herein or provided for herein.  If Buyer does not terminate the Contract during the Inspection Period, Buyer agrees to take title to each Property subject to: (i) comprehensive land use plans, zoning, restrictions, prohibitions, and other requirements imposed by governmental authorities; (ii) restrictions and matters appearing on the plat (if any) or otherwise common to the subdivision (if one);
(iii) outstanding oil, gas and mineral rights of record without the right of entry; (iv) unplatted public utility easements of record; (v) real property taxes on the Portfolio not yet due and payable; and (vi) the restrictions and matters appearing of record in the Public Records of the County which

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Seller does not agree, during the Inspection Period, to have removed (“Permitted Exceptions”).  References to the foregoing documents (but not the plat) are referenced in Exhibit D attached hereto and by reference made a part hereof.  Other title exceptions may also be shown on the title insurance commitment, as the documents referenced in Exhibit D are not necessarily all of the exceptions to Seller’s title. Seller shall take such actions as are necessary so that prior to Closing, the exceptions for rights of parties other than the owner in possession, unrecorded easements, mechanics, materialmen’s and laborers’ liens, and any other monetary encumbrance not caused by Buyer are deleted by the Title Company.
(b)If the Commitment contains exceptions, restrictions or easements other than those set forth herein that are not acceptable to Buyer or if the Commitment is otherwise not acceptable to Buyer, Buyer may terminate the Contract during the Inspection Period, and in such event this Contract shall be null and void (except for those provisions which expressly survive termination of the Contract) and the Escrow Agent shall return to Buyer the Deposit, if any.
(c)Buyer shall have [****] from the date of receipt of the Commitment for each Property to examine the same.  If Buyer determines from the Commitment that the title to a Property is subject  to any exceptions not set forth in this Contract or that any of the exceptions on the Commitment are otherwise not acceptable to Buyer, then, Buyer may either  immediately terminate the Contract as set forth above or may, within the [****] review period, notify Seller to remove certain exceptions not set forth in this Contract, and Seller shall have thirty (30) days to elect whether or not to remove such exceptions and to provide Buyer proof of the removal, if Seller elects to cure or remove same.  Seller may elect not to cure any or all of the matters to which Buyer takes exception. If Seller is unwilling or unsuccessful in removing the exceptions that it has elected to cure or remove within that time, Buyer shall have the option of (1) accepting the title as it then

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is; or (2) demanding a return of the Deposit, thereby terminating this Contract.  If Seller is successful in removing the title exceptions it has chosen to cure within the permitted time period, then the closing of this Contract shall take place on the date specified in this Contract for closing.  Seller agrees that, if Seller agrees to attempt to remove the exceptions, Seller will use diligent effort to correct the exceptions within the time limit provided.
7.Survey.  Buyer, at Buyer’s expense, during the Inspection Period, may have each Property surveyed by a registered Florida surveyor.  Any such survey shall be certified to Seller.  If Buyer objects to any matter of Survey, the same shall be addressed in the same manner as title exceptions to which Seller objects as set forth in Paragraph 6.
8.Intentionally Omitted.
9.Closing Date. This Contract shall be closed and the closing documents delivered no later than [****] (the “Closing”), unless modified by other provisions of this Contract.  Closing shall be held at a location of Seller’s choosing, however Buyer shall have the option of closing by mail or another registered delivery service.
10.Closing Costs.

[****]

11.Prorations.  Taxes and assessments shall be prorated through the day before Closing.  Taxes shall be prorated on the current taxes.  If Closing occurs on a date when the current year’s millage is not fixed and the current year’s assessments are not available, then taxes will be prorated on the prior year’s tax.
12.Intentionally Omitted.
13.[****]
14.Intentionally Omitted.

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15.Intentionally Omitted.
16.Intentionally Omitted.
17.Intentionally Omitted.
18.Condemnation.  If, prior to the Closing Date, all of a Property or a part thereof shall be taken (or shall be given notice thereof) by any governmental authority under its power of eminent domain which would thereby materially interfere with Buyer’s intended operation or use of or access/ingress to such Property, Buyer shall have the option, to be exercised by written notice given to Seller not later than [****] after Buyer receives written notice of such taking from Seller, which notice shall be provided by Seller to Buyer within [****] after Seller’s receipt thereof:
(a)To take title to such Property on the Closing Date without any abatement or adjustment in the Purchase Price, in which event Seller shall assign its rights in the condemnation award to Buyer (or Buyer shall receive the condemnation award from Seller if it has already been paid before the Closing Date). If Buyer elects to take title to a Property that Seller has received a notice of condemnation from a governmental authority, Buyer shall have the right to negotiate the condemnation award with said governmental authority; or,
(b)To cancel this Contract, whereupon this Contract shall be null and void, the deposit shall be returned to Buyer, and neither party shall have any further right or remedy against the other except for those provisions which expressly survive the termination of this Contract.
19.Default.
(a)If Buyer fails to perform under this Contract within the time specified, including payment of all Deposits, [****].

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(b)If, for any reason other than failure of Seller to make Seller’s title marketable after Seller’s best efforts, Seller fails, neglects or refuses to perform under this Contract, Buyer [****].
20.Attorneys’ Fees and Costs.  In any dispute, including, without limitation, litigation for breach, enforcement, specific performance, or interpretation, arising out of this Contract, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, costs and expenses, but in no event will either party be liable for consequential damages.
21.No Broker.  Seller and Buyer each represent and warrant to the other that each party has not employed, retained or consulted any broker, agent or other finder with respect to the purchase of the Portfolio or this Contract.  Seller and Buyer agree to indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the other on account of any brokerage fee, commission, or other compensation arising in breach of this representation and warranty.  This warranty shall survive the Closing.
22.Escrow Agent.  The Escrow Agent is authorized, and agrees by acceptance of the Deposit, to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with the terms and conditions of the Contract.  Failure of Buyer’s funds to clear shall not excuse Buyer’s performance; provided, however, Buyer shall not be in default under this Contract in the event that Escrow Agent, due to no fault of Buyer, is delayed in providing funds to Seller on the date of Closing.  If in doubt as to Escrow Agent’s duties or liabilities under the provisions of this Contract, the Escrow Agent may, at Escrow Agent’s option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment

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of a court of competent jurisdiction shall determine the rights of the parties, or Escrow Agent may deposit same with the Clerk of the Circuit Court having jurisdiction of the dispute.  An attorney who represents a party and also acts as Escrow Agent may represent such party in such action.  Upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow.  Any suit between Buyer and Seller wherein Escrow Agent is made a party because of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the subject matter of the escrow, Escrow Agent shall recover reasonable attorneys’ fees and costs incurred with these amounts to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party.  The Escrow Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of the Contract or gross negligence of the Escrow Agent.
(a)[****].
23.Miscellaneous.
(a)Effective Date.  The “Effective Date” shall be June 23, 2021.
(b)Time.  Time is of the essence in this Contract.  Any expiration date that falls on a non-Business Day shall be extended until 5:00 PM EST of the next Business Day.  For purposes of this Contract, the term “Business Day” shall be a day other than a Saturday, a Sunday or a day on which commercial bank are authorized or required to be closed in the State of Florida.
(c)Assignment.  Buyer may assign this Contract, in its entirety, to any affiliate of Buyer without the consent of Seller. An “affiliate of Buyer” shall mean a person or business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries,

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controls or is controlled by, or is under common control with Buyer. Furthermore, Buyer may, in Buyer’s sole and absolute discretion, partially assign this Contract to any affiliate of Buyer such that a Property or a group of Properties may be purchased by an affiliate of Buyer in various separate transactions; provided, however, Buyer shall remain liable for all of Buyer’s obligations under this Contract until the closing of the sale of any Property under such partial assignment. Seller shall not be permitted to assign this Contract without the consent of Buyer.
(d)Entire Agreement.  This Contract, together with all Exhibits attached hereto which are incorporated into this Contract by this reference, represents the entire agreement between the parties as to the subject matter set forth herein.
(e)Authority.  Seller and Buyer represent, warrant and covenant to the other that the execution and delivery of this Contract will not result in a breach of any of the terms of, or constitute a default under, any (i) indenture, contract or instrument to which Seller is a party or by which Seller or a Property is bound, or (ii) law, order, ruling, ordinance, rule, order or regulation with respect to Seller or a Property or the use or construction thereof. [****].
(f)OFAC.  Buyer represents that Buyer is not a person or entity with whom Seller is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such person or entities.  Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit,

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or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Asset Control, and is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transactions, directly or indirectly, on behalf of, any such person, group, entity or nation.
(g)Merger.  No prior or present agreements or representations shall be binding upon Buyer or Seller unless specifically included in this Contract.
(h)Modifications.  No modification or amendment to the terms of this Contract shall be valid or binding upon the parties unless such modification or amendment is reduced to a writing executed by the parties.
(i)Severability and Waiver. In the event that any provision of this Contract shall be held to be invalid or unenforceable, that provision shall be deleted herefrom without affecting, in any respect whatsoever, the validity of the remainder of this Contract, unless so severing would impair a party’s material right or materially increase a party’s burden.  No waiver of any provisions hereof shall be binding, unless executed in writing by the party making the waiver.  No waiver of any of the provisions of this Contract shall be deemed or inferred from a party’s conduct or for any other reason, nor shall any waiver of a provision constitute a waiver of any other provisions, whether or not similar.  No waiver of any provision hereof shall constitute a continuing waiver.
(j)Construction.  The language used in this Contract will be construed according to its fair and common meaning and will not be construed more stringently against or more liberally for, either party.  The use of singular in this Contract shall include the plural and

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vice versa and the use of one gender shall include all other genders.  The section headings used herein are for convenience or reference only and are not intended to augment, qualify, explain or vary the content of this Contract, or limit the provisions or scope of any section hereof.
(k)Survival.  Except as expressly set forth in this Contract, all indemnities, covenants, agreements, warranties, and representations made by the parties to this Contract shall survive Closing.
(l)Florida Contract.  The parties agree that this Contract shall be construed in accordance with the laws of the State of Florida.
(m)Interpretation.  Buyer and Seller acknowledge and agree that both parties participated in the drafting of this Contract and in the event of any conflict, ambiguity or discrepancy herein, this Contract or such provision shall not be construed against Seller due to Seller having drafted this Contract or such provision.
(n)Notice.  Any notice required or permitted to be given under this Contract shall be in writing and shall be deemed to be an adequate and sufficient notice if given in writing and service is made either by: (1) regular mail, in which case the notice shall be deemed received the date of such delivery by the U.S. Postal Services; (2) certified mail, in which case, the notice shall be deemed to have been given when such letter is received or refused by the addressee; (3) hand delivery, in which case the notice shall be deemed received the date of such personal delivery; (4) electronic mail (“e-mail”) (when provided by another delivery method contained herein), in which case the notice shall be deemed received at the time of being sent by e-mail if delivery is confirmed by a time stamped email generated by sender’s e-mail program, which confirms that the e-mail was successfully transmitted in its entirety and provided the e-mail was forwarded prior to 5:00 p.m. Eastern Time, and if forwarded after 5:00 p.m. Eastern Time shall be

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deemed to have been received on the next succeeding Business Day; or (5) overnight delivery, in which case the notice shall be deemed received upon receipt at the address to which it is delivered, except that if delivery is not accepted, notice shall be deemed given on the date of such non-acceptance.  For the purpose of calculating time limits which run from the giving of a particular notice the time shall be calculated from receipt of the notice as determined by this Paragraph.  Such notices shall be given to the parties hereto at the following addresses:
As to Seller:
[****]

With a copy to:
[****]

And, with a copy to:

[****]

As to Buyer:
[****]

With a copy to:
[****]

Any party may change the address to where notices are required to be delivered hereunder by delivering notice in accordance with this Section.  If any party represented by legal counsel, such legal counsel is authorized to give notice or make deliveries under this Contract directly to the other party on behalf of his or her client, and the same shall be deemed proper notice or delivery hereunder if given or made in the manner hereinabove specified.

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24.Counterparts.  This Contract may be executed in multiple counterparts all of which taken together shall constitute one executed original.  PDF signatures shall be considered original signatures.
25.Covenants of Seller. Seller covenants and agrees that after the Effective Date, Seller shall not, without the prior written consent of Buyer, enter into any new leases, ground leases, or other material contractual obligations or arrangements related to the Portfolio, nor make any material amendments to any existing contractual obligations of Seller relating to the Portfolio, including the Third Party Contracts or other agreements with any other third party. For the avoidance of doubt, however, Seller shall be permitted to close any transactions pursuant to any Third Party Contracts entered prior to the Effective Date provided that Seller provide Buyer complete and accurate copies of the documentation relating to such transactions.
26.Additional Purchase Contract. Seller and Buyer acknowledge and agree that LHC14 Old DeLand LLC, a Delaware limited liability company, an affiliate of Seller (“LHC14”), in consultation with Buyer, entered into (1) that certain Vacant Land Contract, dated July 30, 2021, with [****] and (2) that certain Commercial Contract, dated November 16, 2021, as amended by that certain First Amendment to Contract dated November 16, 2021, with [****], true, correct and complete copies of each are set forth on Exhibit H attached hereto (collectively, the “Purchase Contracts”).  Buyer and Seller acknowledge and agree that, subject to Buyer’s approval of any amendments to the Purchase Contracts, the Purchase Contracts shall be assigned to Buyer effective as of the consummation of Closing, whereby Buyer shall assume all obligations, liabilities, requirements, and benefits of LHC14 under the Purchase Contracts, including any deposits or monthly payments made by LHC14 pursuant to the Purchase Contracts, and the Purchase Price shall be increased by the amount of any such deposits and monthly payments under the Purchase

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Contracts which Buyer assumes.  Buyer hereby agrees to indemnify Seller and LHC14 for any claims against Seller or LCH14 due to any act of Buyer or Buyer’s employees, agents or contractors while performing any inspections or similar investigations in connection with the Purchase Contracts.

[Signatures begin on following page]

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IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals the day and year written below their signatures hereto.

“SELLER”

CRISP39 – 4 LLC,

a Florida limited liability company

By:Crisp39 SPV LLC,

a Florida limited liability company,

its sole member

By:      CTO TRS Crisp39 LLC,

              a Delaware limited liability company,

              its Manager

By:CTO Realty Growth, Inc. (f/k/a Consolidated-Tomoka Land Co.),

a Maryland corporation,

its sole member

By: /s/ Steven R. Greathouse

Name: Steven R. Greathouse

Title: Chief Investment Officer

LHC14 OLD DELAND LLC, a Delaware limited liability company By: /s/ Steven R. Greathouse Name: Steven R. Greathouse Title: Chief Investment Officer

Signature Page

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“BUYER”
TLO 12 SunGate, LLC, a Delaware limited liability company [****]

[Signatures continue on following page]

Signature Page

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ESCROW AGENT’S ACKNOWLEDGMENT

The undersigned hereby: (i) accepts the escrow created by the foregoing Contract; (ii) expressly acknowledges the obligations of Escrow Agent contained in the Contract; and (iii) agrees to act in accordance with the terms of the Contract as Escrow Agent.

“ESCROW AGENT” [****]

JOINDER

Signature Page

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CTO Realty Growth, Inc. hereby joins in this Contract for Sale and Purchase for the sole and limited purpose of guarantying the obligations of Seller to Buyer hereunder, but only to the extent that (a) the Closing occurs and (b) Seller expressly has liability to Buyer under this Agreement.  From and after the Closing, such obligations of the undersigned and Seller under this Agreement shall be joint and several.

In witness whereof, the undersigned has executed this Joinder effective as of June 23, 2021.

CTO REALTY GROWTH, INC.,

a Maryland corporation

By: /s/ Steven R. Greathouse

Name: Steven R. Greathouse

Title: Chief Investment Officer

Signature Page

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EXHIBIT A

LEGAL DESCRIPTION

[****]

A-1

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EXHIBIT B

[INTENTIONALLY OMITTED]

B-1

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EXHIBIT C

[INTENTIONALLY OMITTED]

C-1

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EXHIBIT D

[****]

D-1

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EXHIBIT E

[****]

F-1

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